Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 19, 2007, with respect to our audits of the consolidated balance sheets of Rick’s Cabaret International, Inc. as of September 30, 2007 and 2006, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and our report dated February 11, 2008, with respect to our audits of the combined balance sheets of Miami Gardens Square One, Inc. and Stellar Management Corporation as of September 30, 2007 and December 31, 2006, and the related combined statements of income, changes in stockholders’ equity and cash flows for the nine months ended September 30, 2007 and the year ended December 31, 2006, which reports are incorporated by reference in the Prospectus, and are part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Whitley Penn LLP

Dallas, Texas
February 12, 2008